Exhibit 10.1

FIRST AMENDMENT
TO THE
SILGAN HOLDINGS INC.
SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is effective as of April 2, 2026 (the “Amendment Effective Date”), subject to the approval of this Amendment by the stockholders of Silgan Holdings Inc. (the “Company”) at the 2026 annual meeting of the stockholders of the Company.

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Company considers it in the best interests of the Company to amend the Plan as set forth below.

NOW, THEREFORE, pursuant to Section 27(b) of the Plan, the Plan is hereby amended, effective as of the Amendment Effective Date, as follows:

1.Amendment to add Amendment Effective Date. Section 2(k) of the Plan is hereby amended and restated in its entirety to read as follows:

(k) “Effective Date” is March 23, 2023, subject to the approval of the Plan by the Company’s stockholders at the 2023 annual meeting of the stockholders of the Company, and “Amendment Effective Date” is April 2, 2026, subject to approval of the First Amendment to the Plan by the Company’s stockholders at the 2026 annual meeting of the stockholders of the Company.

2.Amendment to Increase Authorized Shares. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be issued in connection with Options, SARs, Stock Units, Restricted Shares and Performance Awards under the Plan as of the Amendment Effective Date shall be 4,410,758 Shares, which consists of (i) 410,758 Shares that were available for issuance under the Plan as of the Amendment Effective Date and (ii) 4,000,000 additional Shares. The limitation of this Section 5(a) shall be subject to further adjustments pursuant to Section 5(b) and adjustments made with respect to the Stock pursuant to Section 17.

3.Amendment to Limits on Individual Grants. Section 5(d) of the Plan is hereby amended and restated in its entirety to read as follows:

(d) Limits on Individual Grants. No Participant may be granted Awards of more than 1,200,000 Restricted Shares or Stock Units (or any combination thereof) during any period of 36 consecutive months. Performance Awards shall be paid in Restricted Shares or Stock Units, and shall be subject to the limit set forth in the preceding sentence. No Participant may be granted Awards of Options or SARs (or any combination thereof) with respect to more than 1,800,000 Shares during any period of 36 consecutive months (for this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Shares). The limits of this Section 5(d) reflect all adjustments, and shall be subject to further adjustments, made with respect to the Stock pursuant to Section 17.

4.Amendment to Extend Term of the Plan. Section 27(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on June 30, 2031, and may be terminated on any earlier date pursuant to Section 27(b) below.

5.Amendment to add 5% Pool of Awards with Accelerated Vesting/Exercisability. A new Section 30 is hereby added to the Plan to read as follows:

SECTION 30. 5% POOL.

Notwithstanding any minimum vesting, exercisability or performance period set forth in the Plan, the Committee may grant Awards (other than to the Company’s Chief Executive Officer) without the above-described minimum vesting, exercisability or performance period requirements with respect to Awards covering up to 5% of the aggregate number of Shares authorized for issuance under the Plan. Shares granted under the Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the

Company or a combination of the Company with another business shall not apply against this 5% pool of Shares. The number of Shares available for Awards for this 5% pool of Shares shall be determined in the same manner as set forth in Section 5(b) of the Plan and shall be subject to adjustments made with respect to the Stock pursuant to Section 17.

6.Amendment to add Compensation Recovery Provision. A new Section 31 is hereby added to the Plan to read as follows:

SECTION 31. COMPENSATION RECOVERY.

To the extent applicable, Awards (including dividend equivalents) shall be subject to any compensation recovery policy adopted by the Company as required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.

7.Stockholder Approval. In the event stockholder approval of this Amendment is not obtained at the 2026 annual meeting of the stockholders of the Company, this Amendment shall be void and of no force or effect.

8.Conflicts. To the extent that terms of this Amendment are inconsistent with the terms of the Plan, this Amendment shall control. To the extent that any terms of this Amendment are inconsistent with the terms of any Award Agreement outstanding as of the Amendment Effective Date, including any Award Agreement that incorporates Plan terms by reference, this Amendment shall control with respect to Section 6 of this Amendment.

9.Ratification of Plan. The terms and conditions of the Plan, as amended by this Amendment, shall continue in full force and effect.

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        Approved by the Board of Directors of the Corporation on April 2, 2026
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